UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34734	20-2454942
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN	53110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 615-1500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our 2011 annual meeting of stockholders on May 17, 2011. The final results of the voting for the four items submitted to stockholders at the annual meeting are set forth below. Each of the items below is more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2011.

Item 1 - Election of Directors

Each of the following nominees for director were elected to serve a three-year term expiring at our 2014 annual meeting of stockholders based on the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Christopher L. Doerr	28,379,372	131,193	547,269
Ivor J. Evans	27,947,420	563,145	547,269
James D. Staley	28,379,372	131,193	547,269

Item 2 - Advisory Vote on Compensation of Executive Officers

The compensation of our executive officers was approved on an advisory basis based on the following vote:

Votes For:	28,496,817
Votes Against:	13,748
Abstain:	0
Broker Non-Votes:	547,269

Item 3	- Advisory Vote on Frequency of Future Stockholder Advisory Votes on Compensation of Executive Officers

Stockholders recommended that the advisory vote on the compensation of our executive officers be held every three years based on the following vote:

One Year:	5,161,473
Two Years:	539,422
Three Years:	22,805,438
Abstain:	4,232
Broker Non-Votes:	0

A majority of the votes cast by stockholders was in line with the recommendation of our board of directors to hold an advisory vote on the compensation of our executive officers every three years. We will include an advisory vote on the compensation of executive officers in our proxy materials every three years until the next required advisory vote on the frequency of future advisory votes on the compensation of our executive officers, which will occur no later than our 2017 annual meeting of stockholders.

Item 4 - Ratification of Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2011 based on the following vote:

Votes For:	29,053,144
Votes Against:	4,690
Abstain:	0
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: May 23, 2011	By:	/s/ Peter R. Armbruster

Peter R. Armbruster Chief Financial Officer